EXHIBIT 23.2
CONSENT OF BDO SEIDMAN, LLP, INDEPENDENT AUDITORS
Zila, Inc.
5227 North 7th Street
Phoenix, AZ 85014
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated October 17, 2007, relating to the consolidated financial statements, and the effectiveness of Zila, Inc.’s internal control over financial reporting, and schedules of Zila Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended July 31, 2007.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Phoenix, Arizona
June 17, 2008